Exhibit 32.2

BOYD GAMING CORPORATION

CERTIFICATION

In connection with the periodic report of Boyd Gaming Corporation (the "Company") on Form 10-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission (the "Report"), I, Josh Hirsberg, Chief Financial Officer and Treasurer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)         the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date:	February 20, 2026	By:	/s/ Josh Hirsberg
Josh Hirsberg
Chief Financial Officer and Treasurer